                                                                    Exhibit 10.2






                Amended and Restated Loan and Security Agreement





                                 by and between

                    CONGRESS FINANCIAL CORPORATION (CENTRAL)

                                    as Lender

                                       and

                            EAGLE FOOD CENTERS, INC.

                                   as Borrower







                              Dated: August 7, 2000

                                TABLE OF CONTENTS

                                                                           PAGE


SECTION 1.  INTERPRETATION; DEFINITIONS......................................1


SECTION 2.  CREDIT FACILITIES...............................................10

  2.1 REVOLVING LOANS.......................................................10
  2.2 LETTER OF CREDIT ACCOMMODATIONS.......................................10
  2.3 OPTIONAL REDUCTIONS IN MAXIMUM CREDIT.................................13

SECTION 3.  INTEREST AND FEES...............................................13

  3.1 INTEREST..............................................................13
  3.2 SERVICING FEE.........................................................15
  3.3 UNUSED LINE FEE.......................................................15
  3.4 CHANGES IN LAWS; INCREASED COSTS OF LOANS; BREAKAGE FEES..............15

SECTION 4.  CONDITIONS PRECEDENT............................................16

  4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT
      ACCOMMODATION UNDER THE ORIGINAL AGREEMENT............................16
  4.2 CONDITIONS PRECEDENT TO EFFECTIVENESS.................................18
  4.3 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF
      CREDIT ACCOMMODATIONS.................................................19

SECTION 5.  GRANT OF SECURITY INTEREST......................................20

SECTION 6.  COLLECTION AND ADMINISTRATION...................................20

  6.1 BORROWER'S LOAN ACCOUNT...............................................20
  6.2 STATEMENTS............................................................20
  6.3 COLLECTIONS...........................................................20
  6.4 PAYMENTS..............................................................21
  6.5 AUTHORIZATION TO MAKE LOANS...........................................22
  6.6 USE OF PROCEEDS.......................................................22

SECTION 7.  COLLATERAL REPORTING AND COVENANTS..............................22

  7.1 COLLATERAL REPORTING..................................................22
  7.2 INVENTORY COVENANTS...................................................23
  7.3 PROCEEDS COVENANTS....................................................23
  7.4 POWER OF ATTORNEY.....................................................24
  7.5 RIGHT TO CURE.........................................................24
  7.6 ACCESS TO PREMISES....................................................25

SECTION 8.  REPRESENTATIONS AND WARRANTIES..................................25

  8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES................25
  8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE......................25
  8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS..........................26
  8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES; OWNERSHIP OF ASSETS...........26
  8.5 TAX RETURNS...........................................................26
  8.6 LITIGATION............................................................26
  8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS..................27
  8.8 ENVIRONMENTAL COMPLIANCE..............................................27
  8.9 EMPLOYEE BENEFITS.....................................................28
  8.10  CREDIT CARDS ETC....................................................28


                                       i

  8.11  ACCURACY AND COMPLETENESS OF INFORMATION............................28
  8.12  SURVIVAL OF WARRANTIES; CUMULATIVE..................................29

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS..............................29

  9.1   MAINTENANCE OF EXISTENCE............................................29
  9.2   NEW COLLATERAL LOCATIONS............................................29
  9.3   COMPLIANCE WITH LAWS, REGULATIONS, ETC..............................29
  9.4   PAYMENT OF TAXES AND CLAIMS.........................................30
  9.5   INSURANCE...........................................................31
  9.6   FINANCIAL STATEMENTS AND OTHER INFORMATION..........................31
  9.7   SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC.............32
  9.8   ENCUMBRANCES........................................................33
  9.9   INDEBTEDNESS........................................................34
  9.10  LOANS, INVESTMENTS, GUARANTEES, ETC.................................34
  9.11  DIVIDENDS AND REDEMPTIONS...........................................35
  9.12  TRANSACTIONS WITH AFFILIATES........................................35
  9.13  CAPITAL EXPENDITURES................................................36
  9.14  ADJUSTED NET WORTH..................................................36
  9.15  COMPLIANCE WITH ERISA...............................................36
  9.16  LANDLORD AGREEMENTS.................................................37
  9.17  COSTS AND EXPENSES..................................................37
  9.18  FURTHER ASSURANCES..................................................37

SECTION 10. EVENTS OF DEFAULT AND REMEDIES..................................38

  10.1  EVENTS OF DEFAULT...................................................38
  10.2  REMEDIES............................................................40
  10.3  USE OF INTELLECTUAL PROPERTY........................................41

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW....41

  11.1  GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL
        WAIVER..............................................................41
  11.2  WAIVER OF NOTICES...................................................42
  11.3  AMENDMENTS AND WAIVERS..............................................42
  11.4  WAIVER OF COUNTERCLAIMS.............................................43
  11.5  INDEMNIFICATION.....................................................43

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS................................43

  12.1  TERM................................................................43
  12.2  NOTICES.............................................................44
  12.3  PARTIAL INVALIDITY..................................................44
  12.4  SUCCESSORS..........................................................44
  12.5  ENTIRE AGREEMENT....................................................45
  12.6  CONFIDENTIALITY.....................................................45

                                    INDEX TO
                             EXHIBITS AND SCHEDULES



Exhibit A           Information Certificate

Exhibit B           Form of Opinion

Exhibit C           Form of Accountant Letter

Exhibit D           Form of Officer's Certificate

Exhibit E           Form of Letter from Accountants

Schedule 8.4        Existing Liens

Schedule 8.6        Litigation

Schedule 8.8        Environmental Matters

Schedule 8.9        Employee Benefits Matters

Schedule 8.10       Credit Cards Etc.

Schedule 9.9(e)     Capital Leases

                 AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

            This Amended and Restated Loan and Security Agreement (as amended, restated, supplemented or otherwise modified, this "Agreement") dated August 7, 2000 is entered into by and between Congress Financial Corporation (Central), an Illinois corporation ("Lender"), and Eagle Food Centers, Inc., a Delaware corporation ("Borrower"), and amends and restates in its entirety that certain Loan and Security Agreement dated May 25, 1995 entered into by and between the Lender and the Borrower, as previously amended (the "Original Agreement").

                               W I T N E S S E T H:

            WHEREAS, Borrower and Lender have agreed, as more fully set forth herein, to amend and restate the Original Agreement; and

            WHEREAS, Lender is willing to continue to provide loans and financial accommodations on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  INTERPRETATION; DEFINITIONS

            The Original Agreement shall not terminate as contemplated by
Section 12.1(j) thereof. This Agreement amends and restates the provisions of the Original Agreement and, as of the Effective Date (as defined in Section 4.2 below), except as expressly modified herein: (a) all of the terms and provisions of the Original Agreement shall continue to apply for the period prior to the Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable, and (b) the Obligations (as defined in the Original Agreement) under the Original Agreement shall continue to be paid or prepaid in accordance with the Original Agreement on or prior to the Effective Date, and be secured by the Collateral, and shall, from and after the Effective Date, continue to be owing, shall constitute Obligations hereunder and shall be subject to the terms of this Agreement. All references in the Financing Agreements to the Original Agreement shall be deemed to include references to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, and such Financing Agreements are hereby amended to reflect such changed reference.

            All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code as in effect in the State of Illinois shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of

Default shall exist or continue or be continuing until such Event of Default is cured to the satisfaction of Lender or waived in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

            1.1 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) determined by dividing (1) the Eurodollar Rate for such Interest Period by (2) a percentage equal to: (i) one
(1) MINUS (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

            1.2 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the sum of (a) the difference between (i) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) MINUS (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals) PLUS
(b) all losses (and MINUS all gains) recorded after the Closing Date related to store closings, fixed asset dispositions, lease terminations and/or any other significant charge (or credit) which is not in the ordinary course of Borrower's business.

            1.3 "Affiliate" shall mean, with respect to a specified person, any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, THAT, beneficial ownership of ten (10%) percent or more of the voting securities of a person shall be deemed to be control.

            1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise reducing and adjusting the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in its Permitted Discretion, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or
(iii) the security interests and other
rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's belief, in its Permitted Discretion, that any collateral report or financial information furnished by or on behalf of Borrower to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in its Permitted Discretion constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default; PROVIDED, HOWEVER, that the amount of any Availability Reserve established hereunder shall be in an amount reasonably related to Lender's perception of the event or circumstance which gives rise to such Availability Reserve; PROVIDED, ADDITIONALLY, that Lender will use good faith efforts to give Borrower notice at least two days prior to establishing any Availability Reserve, but that Lender shall not be liable for any failure to so notify Borrower, nor shall any such failure (i) reduce any or all of Borrower's obligations to Lender or (ii) alter Lender's ability to from time to time, establish and/or revise Availability Reserves.

            1.5 "Breakage Fees" shall mean with respect to any Eurodollar Rate Loan which is at any time paid prior to the last day of its Interest Period, regardless of the reason for such prepayment, the positive difference, if any, between the total amount of interest that would have been due for the balance of the scheduled Interest Period on such Eurodollar Rate Loan if it had not been so prepaid and the amount of interest that would be earned if the amount of the prepaid Eurodollar Rate Loan were invested for the remaining balance of such Interest Period at the CD Rate in effect on the first day of the month in which such prepayment occurs. As used herein, "CD Rate" shall mean the rate quoted in the "Money Rates" section of THE WALL STREET JOURNAL for the average of the top rates paid by New York banks on primary new issues of negotiable certificates of deposit in amounts of $1 million and more having a 1-month maturity, as published on the first Business Day of the month in which any prepayment of a Eurodollar Rate Loan occurs.

            1.6 "Business Day" shall mean (a) with respect to any borrowing, payment or rate selection relating to Eurodollar Rate Loans, a day other than Saturday or Sunday on which banks are open for business in the States of New York, Illinois and North Carolina on which dealings in United States dollars are carried on in the London interbank market or other applicable Eurodollar Rate market, and (b) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in the States of New York, Illinois and North Carolina.

            1.7 "Capital Expenditures" shall mean, for any period, the sum of
(i) expenditures (except interest capitalized during construction) by Borrower and its Subsidiaries during such period for the acquisition, construction or improvement of property, plant and equipment or that otherwise have been or should be classified as capital expenditures in conformity with GAAP, PLUS (ii) all payments not included above made by Borrower and/or its Subsidiaries during that period under capital leases.

            1.8 "Change in Control" shall mean the occurrence of either (a) any Person or any Persons (other than Odyssey or any Subsidiary of Odyssey, so long as such Subsidiary remains a Subsidiary of Odyssey) acting together that would constitute a "group" (for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provision thereto) (a "Group"), together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor provision thereto) at least 50% of the Voting Stock of Borrower; or (b) any Person (other than Odyssey or any Subsidiary of Odyssey, so long as such Subsidiary remains a Subsidiary of Odyssey), or Group, together with any affiliates thereof, shall succeed in having sufficient of its nominees elected to the Board of Directors of the Borrower such that such nominees, when added to any existing director remaining on the Board of Directors of the Borrower after such election who is an affiliate of such Group, will constitute a majority of the Board of Directors of the Borrower.

            1.9 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

            1.10 "Collateral" shall have the meaning set forth in Section 5 hereof.

            1.11 "Consolidated Net Income" for any fiscal year of the Borrower shall mean the net income of Borrower and its Subsidiaries on a consolidated basis for such fiscal year, determined in accordance with GAAP (excluding the effect of all gains or losses related to store closings, fixed asset dispositions, lease terminations and/or any other significant charge or credit which is not in the ordinary course of Borrower's business).

            1.12 "Congress Accounts" shall have the meaning set forth in Section
6.3 hereof.

            1.13 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory at any time shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials and/or store displays;
(e) supplies used or consumed in Borrower's business; (f) Inventory at premises other than those owned and controlled by Borrower, except if (1) Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance reasonably satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral or (2) Borrower is current in all payments owing to the owner and/or lessor of such premises, is not in default under the agreement allowing Borrower to occupy or use such premises and is not in default under
Section 9.16 hereof; (g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement;
(h) bill and hold goods; (i) Slow Moving Inventory at such time; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, spoiled, damaged and/or defective Inventory and/or salvage items; (l) Inventory purchased or sold on consignment, (m) perishable items (including, without limitation, produce, fresh fish, floral items, bakery goods and prepared foods) and (n) in-transit goods not yet received by Borrower. General criteria for Eligible Inventory may be established and revised from time to time by Lender in its Permitted Discretion. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

            1.14 "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

            1.15 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers, computer hardware, owned and licensed computer software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

            1.16 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all applicable rules, regulations and interpretations thereunder or related thereto.

            1.17 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

            1.18 "Eurodollar Rate" shall mean, with respect to any Interest Period for a Eurodollar Rate Loan requested by Borrower by not less than three
(3) Business Days' prior notice to Lender, the interest rate per annum equal to the arithmetic mean of the rates of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender, which approval shall not be unreasonably withheld) at or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower. Upon receipt of Borrower's request for a Eurodollar Rate Loan, Lender will, if requested, provide Borrower with an indication of the prevailing Eurodollar Rate on the Business Day of such request; PROVIDED, HOWEVER, that the actual Eurodollar Rate which is applicable to the requested Interest Period shall be determined as provided above and may be higher or lower than such indicative rate.

            1.19 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

            1.20 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

            1.21 "Excess Loan Availability" means, at any time, an amount equal to the difference between (a) the lesser of (i) the amount calculated pursuant to Section 2.1(a) hereof at such time and (ii) the Maximum Credit at such time, minus (ii) the aggregate amount of the Loans and Letter of Credit Accommodations outstanding at such time.

            1.22 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            1.23 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.13 and 9.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

            1.24 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, friable asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental
Law).

            1.25 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

            1.26 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2) or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; PROVIDED THAT Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

            1.27 "Interest Rate" shall mean: (a) as to Revolving Loans which are Prime Rate Loans and all other non-contingent Obligations not expressly covered in the following clause (b), a rate of one half of one percent (.5%) per annum in excess of the Prime Rate and

(b) as to Revolving Loans which are Eurodollar Rate Loans, a rate of two and one quarter percent (2.25%) per annum in excess of the Adjusted Eurodollar Rate for the applicable Interest Period selected by Borrower in accordance with the terms hereof; PROVIDED THAT the Interest Rate shall mean the rate of (i) three percent (3%) per annum in excess of the Prime Rate as to Revolving Loans which are Prime Rate Loans and all other non-contingent Obligations not expressly covered in the following clause (ii) and (ii) five and one half percent (5.50%) per annum in excess of the Adjusted Eurodollar Rate as to Revolving Loans which are Eurodollar Rate Loans, in each case at Lender's option, without notice, (a) for the period on and after the date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default for so long as such Event of Default is continuing as determined by Lender and until such time as such Event of Default has been cured to the satisfaction of Lender or waived or all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower) and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (if such excess(es) arise or are made without Lender's consent); PROVIDED, HOWEVER, that Lender reserves the right to condition any consent to such excess(es) and/or waiver of an Event of Default resulting therefrom, INTER ALIA, on receiving the higher Interest Rates set forth in the preceding proviso.

            1.28 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

            1.29 "Inventory Advance Rate" shall mean, at any time, the percentage then being applied for advances against Eligible Inventory pursuant to Section 2.1(a) hereof.

            1.30 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

            1.31 "Letter of Credit Percentage" shall mean at any time, one hundred percent (100%) minus the Inventory Advance Rate at such time.

            1.32 "Loans" shall mean the Revolving Loans.

            1.33 "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, properties, assets or condition (financial or otherwise) of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Obligations and/or (iii) any right of Lender hereunder and/or under any other Financing Agreement.

            1.34 "Maximum Credit" shall mean $40,000,000, as such amount may be reduced pursuant to Section 2.3 hereof.

            1.35 "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

            1.36 "Odyssey" shall mean Odyssey Partners, L.P., a Delaware limited partnership.

            1.37 "Payment Account" shall have the meaning set forth in Section
6.3 hereof.

            1.38 "Permitted Discretion" means Lender's good faith judgment based upon any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of Lender's liens and security interests with respect thereto or the amount which Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Lender by any person on behalf of Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving Borrower or any of its Subsidiaries or any of the Collateral, or (iv) creates or reasonably could be expected to create or result in an Event of Default. In exercising such judgment, Lender may consider such factors already included in or tested by the definition of Eligible Inventory, as well as any of the following: (a) the financial and business climate of Borrower's industry and general macroeconomic conditions, (b) changes in demand for, and pricing of, Inventory, (c) changes in any concentration of risk with respect to Inventory, and (d) any other factors that change the credit risk of lending to Borrower on the security of the Inventory. The burden of establishing lack of good faith shall be on Borrower.

            1.39 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

            1.40 "Plan" shall mean that certain First Amended Reorganization Plan of Eagle Food Centers, Inc. dated April 17, 2000 and filed with the United States Bankruptcy Court for the District of Delaware on April 17, 2000.

            1.41 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

            1.42 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

            1.43 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

            1.44 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

            1.45 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

            1.46 "Sales Tax Reserve" shall mean, at any time, an amount equal to Borrower's good faith estimate of the accrued but unpaid (whether or not yet due) sales tax collected from Borrower's customers.

            1.47 "Slow Moving Inventory" shall mean, at any time, Inventory which Borrower has purchased or received more than one hundred and eighty days prior to such time, other than certain health and beauty aid products specifically determined (which determination has not been revoked) and set forth in writing by Lender as not being Slow Moving Inventory which Borrower has purchased or received less than three hundred and sixty days prior to such time.

            1.48 "Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

            1.49 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

            1.50 "Voting Stock" of any Person shall mean the capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

SECTION 2.  CREDIT FACILITIES

         2.1      REVOLVING LOANS.

                  (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

                      (i) the lesser of: (A) the sum of fifty-five percent (55%) of the Value of Eligible Inventory or (B) the amount equal to: (1) the Maximum Credit at such time MINUS (2) the then undrawn amounts of the outstanding Letter of Credit Accommodations, LESS

                      (ii) the Sales Tax Reserve most recently reported to Lender by Borrower, LESS

                      (iii) any Availability Reserves.

                  (b) Lender may, in its Permitted Discretion, from time to time, reduce the lending formula with respect to Eligible Inventory. In addition, if at any time an appraisal of the Inventory conducted by an appraiser acceptable to Lender indicates that the quotient, expressed as a percentage, of
(i) eighty percent (80%) of the appraised value of the Eligible Inventory on a "going out of business basis" divided by (ii) the Value of the Eligible Inventory (the "Appraisal Advance Rate") at such time, is less than the Inventory Advance Rate at such time, then the Inventory Advance Rate shall, upon notice from Lender to Borrower, be reduced to the Appraisal Advance Rate at such time (and if the Inventory Advance Rate at such time is less than the Appraisal Advance Rate at such time, the Inventory Advance Rate shall, upon notice from Lender to Borrower, be increased to the lesser of the Appraisal Advance Rate or fifty-five percent (55%).

                  (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2 or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, within three (3) Business Days of demand by Lender, which may be made at any time or from time to time, repay to Lender the entire amount of any such excess(es) for which payment is demanded.

         2.2      LETTER OF CREDIT ACCOMMODATIONS.

                  (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

                  (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one half percent (1.5%) per annum on the average daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; PROVIDED, that at Lender's option, without notice, after the occurrence and during the continuance of an Event of Default, such rate shall be increased by two percent (2%) per annum. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

                  (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory for which Lender has a first priority perfected security interest in any and all document(s) of title related to such Inventory, the sum of (A) the Letter of Credit Percentage of the cost of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose (including, without limitation, for the purpose of purchasing Eligible Inventory for which Lender does not have a first priority perfected security interest in any and all documents of title related to such Inventory), an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to Borrower shall be reduced by the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

                  (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations shall not at any time exceed $20,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

                  (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation; PROVIDED, HOWEVER, that Borrower shall not be required to indemnify Lender for any claims, damages, losses, liabilities, costs or expenses to the extent caused by (i) the willful misconduct or gross negligence of Lender in determining whether a request presented under any Letter of Credit Accommodation complied with the terms of such

Letter of Credit Accommodation or (ii) Lender's failure to pay under any Letter of Credit Accommodation after the timely presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

                  (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods, or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. After the occurrence and during the continuance of an Event of Default, Lender may take such actions either in its own name or in Borrower's name.

                  (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

         2.3      OPTIONAL REDUCTIONS IN MAXIMUM CREDIT.

                  (a) Borrower may, at its option, from time to time request in writing that the Maximum Credit be reduced to any amount not less than $20,000,000. Any such request shall be irrevocable, unless Lender shall otherwise agree.

                  (b) Effective on the first Business Day which is fifteen (15) days after the date of the receipt by Lender of such written request, the Maximum Credit shall be reduced as requested by Borrower; PROVIDED, THAT, each such reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (c) Without limiting any of the other rights of Lender pursuant to the terms hereof, effective on each date when any reduction is effective pursuant to Section 2.3(b) above, Borrower agrees to automatically and without demand make a payment to Lender in respect of the Loans in an amount equal to the excess if any, of the aggregate principal amount of the Loans and outstanding Letter of Credit Obligations then outstanding over the amount of the Loans then available to Borrower pursuant to the Maximum Credit as so reduced. All interest accrued on the principal amount of the Loans paid pursuant to this
Section 2.3(c) shall be paid, or may be charged to any of the loan account(s) of Borrower maintained by Lender, at Lender's option, on the date such payment of principal is due.

                  (d) In connection with each and every reduction in the Maximum Credit pursuant to this Section 2.3, and at the time of each such reduction, Borrower shall pay to Lender a reduction fee in an amount equal to .5% of the amount of such reduction.

SECTION 3.  INTEREST AND FEES

         3.1      INTEREST.

                  (a) Borrower shall pay to Lender interest on the daily average outstanding principal amount of the Loans and, to the extent permitted by applicable law, the other non-contingent Obligations from and after the date when actually paid by Lender, at the Interest Rate. All interest accruing hereunder on and after the occurrence and during the continuance of an Event of Default and/or after termination or non-renewal hereof shall be payable on demand. Lender shall make a good faith effort to pay third-party fees and expenses when due and not to charge Borrower's loan account for reimbursement of such Obligations until actually paid by Lender.

                  (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans, that Eurodollar Rate Loans be converted to Prime Rate Loans and/or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will be converted to Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans on not less than three (3) Business Days prior notice to Lender. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be; PROVIDED THAT (i) no Event of Default, or event which, merely with notice or passage of time or both, would constitute an Event of Default, exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with all reasonable and customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty-five percent (85%) of the daily average of the principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as reasonably determined by Borrower pursuant to a good faith written computation (but with no obligation of Lender to make such Revolving Loans except as otherwise provided in this Agreement), and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the Business Day following the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed the sum of the then outstanding principal amount of the Revolving Loans then available to Borrower under Section 2 hereof. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any Breakage Fees and, without duplication thereof, any other reasonable and customary amounts required to compensate Lender, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense reasonably incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing; PROVIDED, HOWEVER, that no such Breakage Fee or other costs shall be payable if such conversion of Eurodollar Rate Loans to Prime Rate Loans prior to the end of the applicable Interest Period results from Lender's establishment of Availability Reserves, changes in criteria for Eligible Inventory, or reduction of the lending formula set forth in Section 2.1(a).

                  (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first Business Day of each calendar month and shall be calculated on the daily average principal balance of the non-contingent Obligations outstanding on the basis of a three hundred sixty (360) day year and actual days elapsed (including the date of borrowing but excluding the date of payment if made in accordance with Section 6.3(b)). The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 SERVICING FEE. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $5,000 in respect of Lender's services for each full month (or pro rated for any partial month) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the first day of each month.

         3.3 UNUSED LINE FEE. Borrower shall pay to Lender monthly an unused line fee equal at a rate equal to one quarter of one percent (.25%) per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         3.4      CHANGES IN LAWS; INCREASED COSTS OF LOANS; BREAKAGE FEES.

                  (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that any change in applicable law or regulation (or the interpretation or administration thereof by a banking authority or regulator) shall make it unlawful for Lender, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans. In the event that any change in applicable law or regulation (or the interpretation or administration thereof by a banking authority or regulator) shall (i) result in the increase in the costs to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans or (ii) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material, Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any loss (including loss of anticipated profits), cost or expense reasonably incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof (but not including any tax based upon the net income of Lender); PROVIDED that in the event that Lender shall determine that the applicable Eurodollar Rate does not adequately reflect the cost to Lender of making or maintaining the Eurodollar Rate Loans, then, unless Borrower compensates Lender for Lender's increased cost of funds, Lender may suspend generally the prospective availability of the Eurodollar Rate option for new Interest Periods and/or Loans until such condition no longer exists. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

                  (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) Breakage Fees and, without duplication thereof, any other reasonable and customary amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any additional loss (including loss of anticipated profits), cost or expense reasonably incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

SECTION 4.  CONDITIONS PRECEDENT

         4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATION UNDER THE ORIGINAL AGREEMENT. Each of the following was a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations under the Original Agreement:

                  (a) Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

                  (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

                  (c) no material adverse change shall have occurred in the assets or business of Borrower and its Subsidiaries since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower and its Subsidiaries to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

                  (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be reasonably satisfactory to Lender, not more than three (3) Business Days prior to the Original Closing Date;

                  (e) Lender shall have received an appraisal of Borrower's Inventory, on a "going out of business basis," satisfactory to Lender, by Buxbaum, Ginsberg and Associates or another independent firm acceptable to Lender;

                  (f) Borrower shall provide evidence satisfactory to Lender demonstrating that after payment or provision for the payment of all fees and expenses of the transactions contemplated by the Financing Agreements and the disbursement of the proceeds of the initial Loans and the issuance of the initial Letter of Credit Accommodations and after application of the lending formula and all reserves as provided in this Agreement, the Excess Loan Availability shall be greater than or equal to $5,000,000;

                  (g) the accounts payable of Borrower shall be in an amount and in a condition reasonably acceptable to Lender;

                  (h) Lender shall have established and be maintaining the Congress Accounts;

                  (i) Lender shall have received, in form and substance reasonably satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem reasonably necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by landlords, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral; PROVIDED, HOWEVER, if Lender has not received appropriate documentation with respect to each such person, this condition shall be satisfied if Borrower is current in all payments owing to such Person, is not in default under the agreement allowing Borrower to occupy or use the applicable premises and Borrower has delivered an officer's certificate, in the form of Exhibit D hereto, setting forth the information, as of April 30, 1995, required by Exhibit D.

                  (j) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

                  (k) Lender shall have received an opinion letter of Snyder & Schwarz, counsel to Borrower;

                  (l) Lender shall have received, in form and substance reasonably satisfactory to Lender, an agreement from each issuer of each credit card, debit card, ATM card and each other form of payment accepted by Borrower for the sale of Inventory, or if different, each Person which makes payments with respect to each such card and/or other form of payment, pursuant to which each such Person has agreed to transfer (in a manner acceptable to Lender) to the Payment Account (or such other account as is acceptable to Lender), in immediately available funds, any and all payments due from such Person arising out of the sale or other disposition of Inventory by or on behalf of Borrower; and

                  (m) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance reasonably satisfactory to Lender.

         4.2 CONDITIONS PRECEDENT TO EFFECTIVENESS. This Agreement shall become effective on the Business Day on which each of the following conditions precedent has been satisfied (or waived by Lender) (such date, the "Effective Date").

                  (a) Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

                  (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

                  (c) Borrower shall provide evidence satisfactory to Lender demonstrating that after payment or provision for the payment of all fees and expenses of the transactions contemplated by the Financing Agreements and the disbursement of the proceeds of the initial Loans and the issuance of the initial Letter of Credit Accommodations and after application of the lending formula and all reserves as provided in this Agreement, the Excess Loan Availability shall be greater than or equal to $20,000,000;

                  (d) Lender shall have established and be maintaining the Congress Accounts;

                  (e) Lender shall have received, in form and substance reasonably satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem reasonably necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by landlords, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral; PROVIDED, HOWEVER, if Lender has not received appropriate documentation with respect to each such person, this condition shall be satisfied if Borrower is current in all payments owing to such Person, is not in default under the agreement allowing Borrower to occupy or use the applicable premises and Borrower has delivered an officer's certificate, in the form of Exhibit D hereto, setting forth the information, as of April 30, 2000, required by Exhibit D.

                  (f) ender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

                  (g) ender shall have received an opinion letter from each of Snyder & Schwarz and Skadden, Arps, Slate, Meagher & Flom, counsel to Borrower, substantially in the form of Exhibit B hereto;

                  (k) ender shall have received, in form and substance reasonably satisfactory to Lender, an agreement from each issuer of each credit card, debit card, ATM card and each other form of payment accepted by Borrower for the sale of Inventory, or if different, each Person which makes payments with respect to each such card and/or other form of payment, pursuant to which each such Person has agreed to transfer (in a manner acceptable to Lender) to the Payment Account (or such other account as is acceptable to Lender), in immediately available funds, any and all payments due from such Person arising out of the sale or other disposition of Inventory by or on behalf of Borrower;

                  (i) he Consummation Date (as defined in the Plan) shall have occurred; and

                  (j) he other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance reasonably satisfactory to Lender.

         4.3 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto (except to the extent any such representation or warranty expressly by its terms relates only to an earlier date); and

                  (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.  GRANT OF SECURITY INTEREST

         To secure the prompt payment and performance of all Obligations, Borrower has previously granted to the Lender, and hereby grants to Lender, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all of the Borrower's right, title and interest in, to and under all Inventory, whether now owned or hereafter acquired or existing, and wherever located (collectively, together with all other property which is now or hereafter security for the Obligations, the "Collateral").

SECTION 6.  COLLECTION AND ADMINISTRATION

         6.1 BORROWER'S LOAN ACCOUNT. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 STATEMENTS. Lender shall render to Borrower each month a statement setting forth the balance in Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3      COLLECTIONS.

                  (a) Lender shall establish and maintain, at Borrower's expense, in the name of Lender, deposit accounts (the "Congress Accounts") into which Borrower shall promptly deposit all payments constituting proceeds of Inventory in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Congress Accounts are established shall wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Congress Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Congress Accounts or other funds received and collected by Lender, whether as proceeds of Inventory or otherwise shall be the property of Lender. In addition, Borrower shall cause each and every issuer of each credit card, debit card, ATM card and each other form of payment accepted by Borrower or, if different, each Person which makes payments with respect to each such card and/or other form of payment, to transfer (in a manner acceptable to Lender) to the Payment Account (or such other account as is acceptable to Lender), in immediately available funds, any and all payments due from each such Person as a result of the sale of Inventory by Borrower. Borrower shall not accept any credit card, debit card, ATM card or other form of payment unless the issuer thereof, or if different, each Person which makes payments with respect to each such card and/or other form of payment, has, pursuant to an agreement in form and substance reasonably satisfactory to Lender, agreed to transfer (in a manner acceptable to Lender) to the Payment Account (or such other account as is acceptable to Lender), in immediately available funds, any and all payments due from such Person as a result of the sale or other disposition of Inventory by Borrower.

                  (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the date of receipt of immediately available funds by Lender in the Payment Account. For purposes of calculating the amount of the Revolving Loans available to Borrower such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next Business Day.

                  (c) Borrower, as soon as is practicable after receipt thereof, shall deposit or cause the same to be deposited in the Congress Accounts, or remit the same or cause the same to be remitted, in kind, to Lender, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Collateral which come into their possession or under their control. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Congress Account is established or any other bank or person involved in the transfer of funds to or from the Congress Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this
Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 PAYMENTS. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes (other than income or franchise taxes attributable to the net income of Lender which Borrower is required by law to withhold and which requirement either can not be avoided by the delivery of appropriate documentation or can be avoided but Lender has failed to deliver such documentation after written request therefor from Borrower), deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Chicago time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 USE OF PROCEEDS. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) the repayment of obligations owing to the agent, the co-agents and the lenders under the Existing Credit Agreement and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for working capital purposes or general corporate purposes of Borrower. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.  COLLATERAL REPORTING AND COVENANTS

         7.1 COLLATERAL REPORTING. Borrower shall provide Lender with the following documents in a form reasonably satisfactory to Lender: (a) on a weekly basis or, at any or all times that the Excess Loan Availability is less than or equal to $10,000,000, more frequently (including, without limitation, on a daily basis) as Lender may request, (i) an officer's certificate setting forth the amount of the Sales Tax Reserve as of the day immediately preceding the date of such officer's certificate, (ii) perpetual inventory reports, (iii) inventory reports by category and (b) upon Lender's request and to the extent practicable,
(i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory acquired by Borrower; and (c) such other reports as to the Collateral as Lender shall reasonably request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2 INVENTORY COVENANTS. With respect to the Inventory: (a) Borrower shall at all times maintain Inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall cause an independent firm acceptable to Lender to conduct a cycle count of the Inventory in accordance with Borrower's existing practices with respect thereto on the Original Closing Date, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request (i) on or after an Event of Default has occurred and is continuing or (ii) on or after a date on which the amount available under the lending formula set forth in
Section 2.1(a) hereof exceeds the outstanding Loans and Letter of Credit Accommodations by less than $10,000,000, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology (including, without limitation, on a "going out of business" basis) acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory, other than in accordance with Borrower's policies in existence on the Original Closing Date; (h) Borrower shall keep the Inventory in good and marketable condition (ordinary wear and tear excepted); and (i) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

         7.3      PROCEEDS COVENANTS.

                  (a) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any proceeds of Inventory, by mail, telephone, facsimile transmission or otherwise.

                  (b) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) extend the time of payment of, compromise, settle or adjust for cash, credit, or otherwise, and upon any terms or conditions, any and all proceeds of Inventory and thereby discharge or release any party or parties in any way liable for payment thereof without affecting any of the Obligations, (ii) demand, collect or enforce payment of any amounts constituting proceeds of Inventory, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto other than any such failure resulting from Lender's or its agents' or attorneys' gross negligence or wilful misconduct and (iii) take whatever other action Lender may reasonably deem necessary or desirable for the protection of its interests.

         7.4 POWER OF ATTORNEY. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on proceeds of Inventory, (ii) enforce payment of proceeds of Inventory by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any proceeds of Inventory, (iv) sell or assign any proceeds of Inventory upon such terms, for such amount and at such time or times as Lender deems advisable, (v) settle, adjust, compromise, extend or renew any claim representing proceeds of Inventory, (vi) discharge and release any claim representing proceeds of Inventory, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any party owing amounts representing the proceeds of Collateral, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to
(i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Inventory or any proceeds thereof and (v) execute in Borrower's name and file any UCC financing statements or amendments thereto, but only with respect to the Collateral. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.5 RIGHT TO CURE. Lender may, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral (except those permitted by the terms of this Agreement) and
(c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.6 ACCESS TO PREMISES. From time to time as reasonably requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after reasonable prior notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and
(b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of the proceeds of Inventory and realization of Collateral.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

            Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

         8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not be reasonable likely to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of applicable law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any subsidiaries except as set forth on the Information Certificate.

         8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and present fairly in all material respects the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein (PROVIDED that monthly or quarterly statements are subject to normal year-end adjustments and may not contain all footnote information required by GAAP). Borrower has informed its auditors that a primary intent of Borrower was for the professional services provided or to be provided by its auditors to benefit or influence Lender. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

         8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of Borrower and Borrower's Records concerning Inventory and the proceeds thereof are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

         8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES; OWNERSHIP OF ASSETS. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to existing liens indicated on Schedule 8.4 hereto and, with respect to Collateral other than Inventory, the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on
Schedule 8.4 hereto or permitted under Section 9.8 hereof. All material assets employed in Borrower's business are owned by Borrower or leased by Borrower under arms-length transactions with unaffiliated third parties, unless consented to in writing by Lender prior to the time such asset is placed into service. Borrower has obtained and holds in full force and effect all patents, trademarks, servicemarks, tradenames, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. No product sold by Borrower infringes any patents, trademark, servicemark, tradename, copyright, license or other right owned by any other Person. The Subsidiaries of Borrower, taken as a whole, do not own inventory having a fair market value in excess of $500,000.

         8.5 TAX RETURNS. Borrower has filed, or caused to be filed, in a timely manner all income and franchise and all material other tax returns, reports and declarations which are required to be filed by it (without, other than with respect to returns filed prior to the Original Closing Date, any requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves in accordance with GAAP have been set aside on its books. Adequate provision has been made in accordance with GAAP for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 LITIGATION. Except as set forth on Schedule 8.6, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would reasonably be likely to have a Material Adverse Effect. With respect to conditions or events arising after the Closing Date, but otherwise of a type required to be disclosed on Schedule 8.6 hereto, Borrower may deliver to Lender, from time to time, in writing, supplements to Schedule 8.6 and for purposes of the continuing representation and warranty set forth in this Section 8.6 as of any future date, such representation and warranty shall be deemed made as of such date by Borrower subject to all such supplements delivered on or prior to such date.

         8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

         8.8 ENVIRONMENTAL COMPLIANCE. Except as set forth on Schedule 8.8 hereto, or as could not reasonably be likely to have a Material Adverse Effect:

                  (a) Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower comply in all material respects with all Environmental Laws and all required licenses, permits, certificates, approvals and similar authorizations thereunder.

                  (b) There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor, or to the best of Borrower's knowledge, is any pending or threatened with respect to (i) any non-compliance with or violation of the requirements of any Environmental Law by Borrower or (ii) the release, spill or discharge, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

                  (c) Borrower has no liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

         8.9      EMPLOYEE BENEFITS.

                  (a) Except as set forth on Schedule 8.9 hereto, Borrower has not engaged in any transaction in connection with which Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.9(c) hereof.

                  (b) No liability to the Pension Benefit Guaranty Corporation has been or is reasonably expected by Borrower to be incurred with respect to any employee pension benefit plan of Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA for which the requirement of a 30-day notice has not been waived under ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrower or any of its ERISA Affiliates which is reasonably expected to result in a termination of any such plan by the Pension Benefit Guaranty Corporation.

                  (c) Except as set forth on Schedule 8.9 hereto, full payment has been made of all amounts which Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the Closing Date, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.9(a) hereof.

                  (d) Except as set forth on Schedule 8.9 hereto, the current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

                  (e) Except as set forth on Schedule 8.9 hereto, neither Borrower nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

         8.10 CREDIT CARDS ETC. Schedule 8.10 hereto sets forth a true, accurate and complete list of all of the credit cards, debit cards and ATM cards (and the issuers thereof) which Borrower accepts for payment.

         8.11 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading in light of the circumstances under which made. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect which has not been fully and accurately disclosed to Lender in writing.

         8.12 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder, except to the extent that such representation or warranty expressly by its terms relates to an earlier date, and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 MAINTENANCE OF EXISTENCE. Except permitted by Section 9.7 hereof, Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         9.2 NEW COLLATERAL LOCATIONS. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty
(30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

         9.3      COMPLIANCE WITH LAWS, REGULATIONS, ETC.

                  (a) Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, ERISA, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

                  (b) Borrower shall monitor its continued compliance with all Environmental Laws in all of its operations, including regular reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender.

Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

                  (c) To the extent the circumstances could reasonably be expected to give rise to liability under Environmental Laws in excess of $250,000, Borrower shall give both oral and written notice to Lender immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or
(C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials.

                  (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrower shall, at Lender's request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

                  (e) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) (to the extent they are not directly attributable to Lender's willful misconduct or gross negligence) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section
9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 PAYMENT OF TAXES AND CLAIMS. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves in accordance with GAAP have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans; provided, THAT, nothing contained herein shall be construed to require Borrower to be liable for, pay or to indemnify Lender for any income or franchise taxes (including any interest or penalties thereon and whether imposed directly upon Lender or required to be withheld from payments to Lender) attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 INSURANCE. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

         9.6      FINANCIAL STATEMENTS AND OTHER INFORMATION.

                  (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements (including a balance sheet, a statement of income and loss and a statement cash flow), in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month, subject to normal year-end adjustments, and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements (including a balance sheet, a statement of income and loss, a statement of cash flow and a statement of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with (x) the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended (y) a letter from such accountants addressed to Lender and in the form of Exhibit E hereto and (z) a copy of the "management letter" received by Borrower with respect to such audit (which shall be delivered to Lender as soon as it is available, but in no event to exceed one hundred fifty (150) days after the end of the applicable fiscal year).

                  (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and
(ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                  (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency pursuant to any order, request or demand or to any participant or assignee or prospective participant or assignee to the extent such participant or assignee (or prospective participant or assignee) agrees to keep information confidential in a manner consistent with its customary practices. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

                  (e) Not later than January 1 of each year hereafter during the term of this Agreement, Borrower shall deliver to Lender an updated letter addressed to Borrower's auditors substantially in the form of Exhibit C hereto. In addition, on or about January 1 of each year Borrower shall inform its auditors that a primary intent of Borrower is for the professional services provided or to be provided by its auditors to benefit or influence Lender.

         9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Borrower shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease or transfer to any other Person, abandon or otherwise dispose of any stock or indebtedness or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business and (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower so long as such sales do not involve Equipment having an aggregate fair market value in excess of $5,000,000 for all such Equipment disposed of in any fiscal year of Borrower, (iii) the sale of Borrower's Westville, Indiana warehouse facility in consideration for the release of all associated liabilities and, (iv) any sale and leaseback transaction (x) which relates solely to any store and (y) other than those referred to in clause (x), where the aggregate fair market value of all property subject to such transactions occurring on or after the Original Closing Date would not exceed $45,000,000, (v) the sale of the assets related to Borrower's bakery business being engaged in by The Eagle Bakery division of the Borrower, (vi) the sale of Borrower's closed stores, and (vii) the sale of Borrower's real property not used in the Borrower's business, or (c) form or acquire any Subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

         9.8 ENCUMBRANCES. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, EXCEPT: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves in accordance with GAAP have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without the consent of the lessee) which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $75,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and (f) the security interests and liens set forth on Schedule 8.4 hereto; (g) liens incurred and pledges and deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, old-age pensions and other social security benefits; (h) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business; (i) liens created in connection with capital leases permitted by Section 9.7(b)(iv) hereof as long as such liens relate solely to the property subject to such capital leases; (j) liens on equipment or other property (other than Inventory) existing at the time such property is acquired by Borrower; provided, in each case, that such liens were not created in contemplation of such acquisition by Borrower; (k) mortgages upon real property owned by Borrower on the Closing Date or hereafter acquired by Borrower, provided that (i) the principal amount of the indebtedness secured by such lien does not exceed the fair market value of the real property to which such lien relates and (ii) the incurrence of such indebtedness is permitted by
Section 9.9 hereof; and (l) extensions, renewals and replacements of liens referred to in paragraphs (a) through (k) of this Section 9.8; PROVIDED, HOWEVER, that any such extension, renewal or replacement lien shall be limited to the property or assets covered by the lien extended, renewed or replaced and that the principal amount of the obligations secured by any such extension, renewal or replacement lien shall be in an amount not greater than the principal amount of the obligations secured by the lien extended, renewed or replaced.

         9.9 INDEBTEDNESS. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, EXCEPT (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves in accordance with GAAP have been set aside on its books; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; (d) obligations or indebtedness set forth on the Information Certificate; (e) obligations in respect of capital leases outstanding on the Closing Date set forth on Schedule 9.9(e) hereto; (f) indebtedness arising under the Indenture (as in effect on the Closing Date) governing Borrower's 11% Senior Notes due April 15, 2005; (g) indebtedness incurred with respect to capital leases as long as Borrower is not in violation of Section 9.13 hereof; (h) indebtedness incurred with respect to the mortgages permitted by Section 9.8(e) and indebtedness incurred hereafter in an amount not to exceed $10,000,000 in any fiscal year of Borrower with respect to mortgages permitted by Section 9.8(k); and (i) other unsecured indebtedness of Borrower having an aggregate outstanding principal amount of not more than $10,000,000; PROVIDED, THAT, Borrower covenants and agrees that (i) Borrower shall only make regularly scheduled payments of principal and interest in respect of such obligations and indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such obligations or indebtedness as in effect on the Closing Date, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of any such obligations or indebtedness or any agreement, document or instrument related thereto as in effect on the Closing Date, or (B) redeem, retire, defease, purchase or otherwise acquire any such obligations or indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with all such obligations and indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank reasonably satisfactory to Lender, payable to the order of Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A-1 or P-1, (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one (1) year or less from the date of acquisition, and (v) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (i) through (iv) above; and (c) the guarantees set forth in the Information Certificate; (d) loans from Borrower to Borrower's Subsidiary BOGOs, Inc. in the ordinary course of business in an amount not to exceed $3,000,000 at any one time outstanding; e) loans to landlords in the ordinary course of business in connection with improvements made to property leased to Borrower, not to exceed an aggregate amount of $3,000,000 at any time outstanding; (f) loans to Borrower by Borrower's Subsidiary, Talon Insurance Company, Inc., (g) loans in an amount not to exceed $300,000 at any time outstanding by Borrower to its chief executive officer to finance the purchase of shares of Borrower's common stock by such chief executive officer and (h) loans, in an amount not in excess of $300,000 in any fiscal year of Borrower, to employees of Borrower for moving costs incurred or to be incurred by such employees.

         9.11 DIVIDENDS AND REDEMPTIONS. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing; PROVIDED, HOWEVER, that Borrower may make any such payment as long as (i) immediately after giving effect to such payment, Borrower has Excess Loan Availability of at least $10,000,000 and (ii) no Event of Default, or event or circumstance which with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall exist and be continuing.

         9.12 TRANSACTIONS WITH AFFILIATES. Borrower shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person; PROVIDED, however, that this Section 9.12 shall not restrict the ability of any Subsidiary of Borrower to (i) pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any indebtedness or other obligation owed to Borrower or any other Subsidiary of the Borrower; (ii) make loans or advances to Borrower or any Subsidiary of Borrower; (iii) transfer any of its property or assets to Borrower; or (iv) enter into employment agreements with its senior executives or make loans to its chief executive officer in connection with his purchase of Borrower's common stock.

         9.13 CAPITAL EXPENDITURES. Borrower shall not, and shall not permit its Subsidiaries to, make or incur (or commit to make or incur) any Capital Expenditures, except Capital Expenditures of Borrower and its Subsidiaries in any of the periods set forth below not in excess of the amount set forth below opposite such period:

                    PERIOD                    MAXIMUM AMOUNT
          Borrower's fiscal year 2000     $75,000,000 or such
          and each fiscal year of the     greater amount as agreed
          Borrower thereafter             to by Lender in writing
                                          prior to the first day of
                                          such fiscal year

         ; provided, that if the maximum amount set forth above exceeds the aggregate amount of Capital Expenditures made and/or incurred and/or committed to be made and/or incurred during the applicable period (the "Earlier Period"), then the maximum amount set forth above for the period immediately following such Earlier Period shall be increased by the lesser of (i) the amount of such excess and (ii) the dollar amount set forth above with respect to such Earlier Period.

         9.14 ADJUSTED NET WORTH. Borrower shall, at all times, maintain Adjusted Net Worth of not less than $3,000,000.

         9.15 COMPLIANCE WITH ERISA. Borrower shall not with respect to any "employee pension benefit plans" maintained by Borrower or any of its ERISA
Affiliates:

                  (a) (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could reasonably be expected to result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan which singly or in the aggregate could reasonably be expected to result in a payment by the Borrower and/or a liability of the Borrower in excess of $100,000.

                  (b) As used in this Section 9.15, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

         9.16 LANDLORD AGREEMENTS. Borrower shall use reasonable best efforts to obtain agreements, in form and substance reasonably satisfactory to Lender, from each owner of real property leased from time to time by Borrower, and each mortgagee with respect to real property owned from time to time by Borrower, pursuant to which each such Person, among other things, acknowledges Lender's interest in the Collateral, waives any and all claims such Person has or may have to all or any portion of the Collateral and permits Lender access to and the right to remain on the applicable premises to exercise Lender's rights and remedies and to otherwise deal with the Collateral. Borrower covenants and agrees that Borrower shall, within ten (10) days of the end of each calendar month, deliver an officer's certificate, in the form of Exhibit D hereto or such other form as is agreed to by Lender, setting forth the information, as of the last day of such calendar month, required by Exhibit D. Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify, by mail, telephone or otherwise, any or all of the information set forth on one or more officer's certificates delivered pursuant to this Section.

         9.17 COSTS AND EXPENSES. Borrower shall pay to Lender on demand all reasonable out-of-pocket costs, expenses, filing fees and taxes (other than income taxes payable on the income of Lender or franchise taxes payable by Lender) paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees and documentary taxes); (b) costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Congress Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and
(g) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.18 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) Borrower fails to pay when due any of the Obligations or fails to perform any or all of the terms, covenants, conditions or provisions contained in any or all of Sections 9.1, 9.2, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10,
9.11, 9.12, 9.13, 9.14, 9.15 or 9.16 hereof;

                  (b) Borrower fails to perform any or all of the terms, covenants, conditions or provisions (i) contained in any or all of Sections 9.3, 9.4, 9.18 hereof and such failure shall continue unremedied for ten (10) or more days or (ii) arising under or pursuant to this Agreement and/or any other Financing Agreement (other than those described in any or all of Section 10.1(a) or 10.1(b)(i) hereof) and such failure shall continue unremedied for twenty (20) or more days;

                  (c) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (d) one or more judgments for the payment of money is rendered against Borrower or any Subsidiary of Borrower in excess of $1,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Subsidiary of Borrower or any of their assets;

                  (e) Borrower or any Subsidiary of Borrower (other than Eagle Pharmacy Co., Milan Distributing Co. or Eagle Country Markets, Inc.) which is a partnership or corporation, dissolves or suspends or discontinues doing business;

                  (f) Borrower or any Subsidiary of Borrower becomes Insolvent (as defined under the bankruptcy laws of the United States of America now or hereafter in effect), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors in their capacity as creditors, one of the purposes of which is to restructure or reorganize indebtedness of Borrower or principal creditors in their capacity as creditors, one of the purposes of which is to restructure or reorganize indebtedness of Borrower;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Subsidiary of Borrower or all or any material part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or Borrower or any Subsidiary of Borrower shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Subsidiary of Borrower or for all or any part of its property; or

                  (i) any default by Borrower, any Subsidiary of Borrower under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $1,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower under any material (given the specific circumstances) contract lease, license or other obligation (including, without limitation, Borrower's obligation to pay sales tax) to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

                  (j) any Change in Control shall have occurred;

                  (k) the indictment of Borrower under any criminal statute, or commencement of criminal or civil proceedings against Borrower or any Subsidiary of Borrower, pursuant to which statute or proceedings the penalties or remedies sought or likely to be available include forfeiture of any of the Collateral or any material amount of other property of Borrower.

                  (l) any event or circumstance shall occur or exist and such event or circumstance is likely, in the Lender's reasonable judgment, to have a Material Adverse Effect; or

                  (m) there shall be an event of default under any of the other Financing Agreements.

         10.2     REMEDIES.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower, any Subsidiary of Borrower or any other Person, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any other Person to collect the Obligations without prior recourse to the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and/or 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

                  (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

                  (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

         10.3 USE OF INTELLECTUAL PROPERTY. Borrower hereby irrevocably grants Lender a license to use any and all of Borrower's right, title and interest in, to and under any and all trademarks, tradenames, copyrights (and materials subject to one or more copyrights) and other intellectual property, without cost to Lender, to the extent Lender reasonably deems it necessary to assist Lender in any and all liquidations of Collateral or for the practical realization of the benefits intended to be granted to Lender hereunder.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS
            AND CONSENTS; GOVERNING LAW

         11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

                  (a) THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

                  (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the courts of the State of Illinois located in Chicago, Illinois and the United States District Court for the Northern District of Illinois and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender reasonably deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

                  (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

                  (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 WAIVER OF NOTICES. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of

Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 WAIVER OF COUNTERCLAIMS. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 INDEMNIFICATION. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, other than any losses, claims, damages, liabilities, costs or expenses directly resulting from Lender's or its directors', agents' employees' or counsel's gross negligence or wilful misconduct. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

         12.1     TERM.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date two (2) years from the Closing Date (the "Renewal Date"), with the Renewal Date being extended on each Renewal Date to the date one year from the date of the then current Renewal Date unless this Agreement and the other Financing Agreements have been terminated prior to the then current Renewal Date pursuant to the terms hereof. On each extension of the Renewal Date Borrower shall pay Lender a renewal fee of $50,000, which fee shall be fully earned and payable on each applicable Renewal Date. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; PROVIDED, THAT, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any or all issued and outstanding Letter of Credit

Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Chicago time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

                  (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in an amount equal to 1% of the Maximum Credit. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

         12.2 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower and with Borrower's consent (which consent shall not be unreasonably withheld or delayed), assign its rights and delegate its obligations under this

Agreement and the other Financing Agreements and, with Borrower's consent (which consent shall not be unreasonably withheld or delayed) in the case of an assignment, further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were Lender hereunder, except as otherwise provided by the terms of such assignment; PROVIDED, HOWEVER, that in the case of any participation (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) no such grant of a participation shall, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify the Loans under the blue sky laws of any State, (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and (v) Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than a modification, alteration or amendment hereof in any "material respect" (within the meaning of such term in any or all applicable participation agreements) or a waiver or release of any "material rights" (within the meaning of such term in any or all applicable participation agreements)).

         12.5 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

         12.6 CONFIDENTIALITY. Lender shall use good faith efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement, PROVIDED, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation with Borrower to which Lender is a party or in connection with any other litigation, PROVIDED, that, Lender shall notify Borrower of Lender's receipt of a request for any information from any third party in connection with any such litigation, (iv) to any assignee or participant (or prospective assignee or participant) which shall have agreed to treat such information as confidential or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).




                            [Signature page follows]

            IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                   BORROWER

CONGRESS FINANCIAL CORPORATION           EAGLE FOOD CENTERS, INC.
  (Central)
By:                                      By:
   -------------------------------          ----------------------------------

Title:                                   Title:
      ----------------------------             -------------------------------



ADDRESS:                                 CHIEF EXECUTIVE OFFICE:

150 South Wacker Drive                   Route 67 & Knoxville Road
Suite 2200                               Milan, Illinois 61264
Chicago, Illinois  60606




      [Signature Page to Amended and Restated Loan and Security Agreement]

                                                                       EXHIBIT D


            I, ________________________________________ certify that (i) I am the duly elected _________________________ of Eagle Food Centers, Inc. and (ii) the information set forth on Schedule I hereto is true, correct and complete as of ______________________________.

                                    By:
                                        ---------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                                                      SCHEDULE I



                                              Amount Paid
Store #     Contact         Monthly Rent      this Month       % Rent Accrual
-------     -------         ------------      ----------       --------------





